UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2017

CAREDX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3260 Bayshore Boulevard

Brisbane, California 94005

(Address of Principal Executive Offices) (Zip Code)

(415) 287-2300

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2017, CareDx, Inc. (the “Company”) entered into Third Amendments to Conditional Share Purchase Agreements and Conversion Agreements (collectively, the “Conversion Agreements”) with each of Midroc Invest AB, FastPartner AB and Xenella Holding AB (collectively, the “Former Majority Shareholders”) amending its conditional share purchase agreements with each of the Former Majority Shareholders, each dated December 16, 2015 and amended as of February 8, 2016 and January 20, 2017 (collectively, as amended, the “Purchase Agreements”). Under the Purchase Agreements, the Company had agreed to pay the Former Majority Shareholders by July 1, 2017 an aggregate of approximately $5.7 million as deferred purchase consideration for the Company’s acquisition of Allenex AB (now named CareDx International AB) (“CareDx International”), plus accrued but unpaid interest thereon (the “Deferred Obligation”). Pursuant to the Conversion Agreements, the Company and each of the Former Majority Shareholders agreed, among other things, (a) to convert an aggregate of approximately $1.1 million of the Deferred Obligation into shares of the Company’s common stock (the “Common Stock”) at a per share price equal to $1.12 (the “Conversion Price”), for an aggregate of 1,022,544 shares of Common Stock (the “Conversion Shares”); (b) that the Company will make or cause CareDx International to make, on or about July 1, 2017, cash payments to the Former Majority Shareholders on a pro rata basis in an aggregate amount of approximately $500,000 (the “Cash Payment”), which shall reduce the Deferred Obligation by an amount equal to the amount of the Cash Payment; (c) that the due date for payment of the remainder of the Deferred Obligation shall be extended to March 31, 2019; provided that an aggregate of approximately $2.0 million of the Deferred Obligation (the “Additional Repayment Amount”) shall become payable on December 31, 2017 unless converted into shares of Common Stock pursuant to the Conversion Agreements, and that interest will begin to accrue on the Deferred Obligation at a rate of 10% per annum commencing on July 1, 2017; (d) that in the event the Company makes any cash repayments to JGB Collateral LLC or any of its affiliates (“JGB”) of the outstanding principal under those certain 9.5% Original Issue Discount Senior Secured Debentures Due February 28, 2020 issued by the Company to JGB on March 15, 2017 (the “Debentures”), the Company will repay in cash a portion of the amount outstanding under the Purchase Agreements at a ratio of 63 to 13, such that for every $63.00 of principal repaid in cash to JGB under the Debentures, $13.00 shall be repaid to the Former Majority Shareholders under the Purchase Agreements; provided that the foregoing shall not apply to any repayment or payoff of the Debentures that is effectuated through the incurrence of new debt (any such new debt, “Replacement Debt”) so long as the terms of any such Replacement Debt require and permit the Company to repay the Former Majority Shareholders in the event of any cash repayment of the Replacement Debt on substantially the same terms as the foregoing; (e) that the Company shall use commercially reasonable efforts to solicit its stockholders’ approval to issue an aggregate of 1,791,755 shares of Common Stock (the “Additional Repayment Shares”) upon conversion of the Additional Repayment Amount at the Conversion Price, and that the Company shall issue such Additional Repayment Shares following receipt of such stockholder approval; (f) that the Former Majority Shareholders will waive the anti-dilution provisions contained in those certain Warrants to Purchase Common Stock for an aggregate of 1,002,507 shares of Common Stock issued to the Former Majority Shareholders on June 15, 2016 (the “Warrants”) with respect to the transactions contemplated by the Conversion Agreements; (g) to amend the anti-dilution provisions contained in the Warrants to provide that in the event that the Company issues or sells, or is deemed to have issued or sold in certain transactions, any shares of Common Stock for a consideration per share less than the lower of (i) the Conversion Price (subject to adjustment for stock splits, stock dividends, recapitalizations or similar transactions), and (ii) the exercise price of the Warrants that is then in effect, the exercise price of the Warrants shall be reduced to such lower price, and (h) that the Former Majority Shareholders will not sell, transfer or otherwise dispose of the Conversion Shares for a period of at least 180 days following the date of issuance of the Conversion Shares.

In connection with the Conversion Agreements, on July 3, 2017, the Company and the Former Majority Shareholders entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Company agreed to file and keep effective one or more registration statements with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by the Former Majority Shareholders of the Conversion Shares and, in the event issued, the Additional Repayment Shares. Under the Registration Rights Agreement, the Company is required to file such a registration statement by no later than September 1, 2017.

The foregoing descriptions of the Conversion Agreements and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the copies of the Conversion Agreements and the Registration Rights Agreement that will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

The representations, warranties and covenants contained in the Conversion Agreements and the Registration Rights Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Conversion Agreements and the Registration Rights Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Conversion Agreements and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Conversion Agreements and the Registration Rights Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the Conversion Agreements set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Conversion Shares were offered on July 1, 2017 and issued on July 3, 2017 to the Former Majority Shareholders in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder. In addition, any Additional Replacement Shares will be issued to the Former Majority Shareholders in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder. Each of the Former Majority Shareholders represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the Conversion Shares, and would acquire any Additional Replacement Shares, for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Conversion Shares have not been registered under the Securities Act and any Additional Replacement Shares will not have been registered under the Securities Act upon issuance, and none of the Conversion Shares or the Additional Replacement Shares may be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 7.01 Regulation FD Disclosure.

On July 1, 2017, CareDx International entered into Note Agreements (the “Note Agreements”) with each of FastPartner AB and Mohammed Al Amoudi (the “Noteholders”), pursuant to which, among other things, CareDx International and each of the Noteholders agreed (a) to defer repayment of an aggregate of SEK 34,332,296 that is currently outstanding under certain existing promissory notes issued by CareDx International to the Noteholders until March 31, 2019; provided that interest will begin accruing on such amount at a rate of 10% per annum commencing on July 1, 2017; and (b) that in the event the Company makes any cash repayments to JGB of the outstanding principal under the Debentures, CareDx International will repay in cash a portion of the amount outstanding under the Note Agreements equal to 14% of the amount paid to JGB in the aggregate; provided that the foregoing shall not apply to any repayment or payoff of the Debentures that is effectuated through the incurrence of Replacement Debt, so long as the terms of any such Replacement Debt require and permit CareDx International to repay the Noteholders in the event of any cash repayment of the Replacement Debt on substantially the same terms as the foregoing.

On July 3, 2017, the Company issued a press release announcing the entry into the Conversion Agreements and the Note Agreements and the transactions contemplated thereby. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release, dated July 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2017	CAREDX, INC.

	By:	/s/ Peter Maag, Ph.D.
Peter Maag, Ph.D.
Chief Executive Officer

Exhibit Index

Exhibit	Description

99.1	Press Release, dated July 3, 2017.